Sub-Item 77Q1:	Exhibits
Exhibit
Number

Description
(a)(1)
Amendment of Amended and Restated Articles of Incorporation dated as of March 12, 2015
Previously filed. Incorporated by reference to exhibit (a)(4) filed with post-effective amendment no. 87 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on
March 13, 2015.

Artisan Partners Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended
March 31, 2015